Exhibit 99.1

NEWS RELEASE

Visa Inc. Moves to Declassify Board of Directors and to Adopt Majority Vote Standard for Election of Directors

SAN FRANCISCO, CA, July 22, 2010 – Visa Inc. (NYSE:V) announced today that its board of directors unanimously voted in favor of two amendments to the Company’s certificate of incorporation: declassifying the board and adopting a majority vote standard in uncontested director elections. Approval of the amendments requires support by the majority of outstanding shares of the Company’s class A common stock at the Company’s next annual meeting, to be held on January 27, 2011 (the “2011 Annual Meeting”).

Declassification of the board will permit Visa’s stockholders to vote annually for all directors. Currently, the Company’s three classes of directors are elected for staggered three-year terms. If the stockholders approve the proposal to declassify the board, all directors will stand for election each year beginning with the 2011 Annual Meeting.

Under the majority vote standard approved by the board, each nominated director must receive more votes cast for his or her election than against to be elected. An incumbent director will be required to tender his or her resignation prior to the annual meeting, which will become effective if the director fails to receive a majority of “for” votes and the board accepts the resignation. This proposed amendment applies to director elections beginning in 2012. In the case of contested elections, directors will continue to be elected by a plurality vote.

“The decisions to declassify the board and adopt a majority vote standard are consistent with Visa’s commitment to sound corporate governance,” said Joseph W. Saunders, Chairman of the Board and Chief Executive Officer, Visa Inc. “The board believes these proactive steps to amend the Company’s certificate of incorporation are in the best interest of the Company and its shareholders.”

The Company also announced that the record date for the 2011 Annual Meeting is December 3, 2010. The Company’s class A common stockholders at the close of business on the record date will be entitled to vote at the 2011 Annual Meeting.

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About Visa: Visa operates the world’s largest retail electronic payments network providing processing services and payment product platforms. This includes consumer credit, debit, prepaid and commercial payments, which are offered under the Visa, Visa Electron, Interlink and PLUS brands. Visa enjoys unsurpassed acceptance around the world and Visa/PLUS is one of the world’s largest global ATM networks, offering cash access in local currency in more than 170 countries. For more information, visit www.corporate.visa.com

Forward Looking Statements

Certain statements contained in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. These statements can be identified by the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will” and similar expressions which are intended to identify forward-looking statements.

By their nature, forward-looking statements: (i) speak only as of the date they are made, (ii) are not guarantees of future performance or results and (iii) are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from those forward-looking statements as a result of a variety of factors, including all the risks discussed under the heading “Risk Factors” in Part 1, Item 1A – “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Periodic Reports on Form 8-K, if any. You are cautioned not to place undue reliance on such statements, which speak only as of the date of this press release. Unless required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements.

Contacts:

Jack Carsky or Victoria Hyde-Dunn, Investor Relations

Visa Inc.

Tel: +1 415 932 2213

E-mail: ir@visa.com

Will Valentine, Media Relations

Visa Inc.

Tel: +1 415 932 2564

E-mail: globalmedia@visa.com